UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 1, 2016

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)     On July 1, 2016, CME Media Services Limited, a wholly owned subsidiary of Central European Media Enterprises Ltd. (the “Company”), entered into an amended and restated employment agreement with Mr. Michael Del Nin, co-Chief Executive Officer of the Company (the “MDN Amended and Restated Contract”), which amends and restates his original contract of employment dated November 11, 2013 (as amended) (filed with the SEC on November 15, 2013 as Exhibit 10.1 to the Company’s Current Report in Form 8-K). The MDN Amended and Restated Contract modifies Mr. Del Nin’s severance entitlement and the treatment of his equity incentive awards on involuntary termination, including termination by the Company without cause and by Mr. Del Nin for good reason.
On July 1, 2016, CME Media Services Limited, a wholly owned subsidiary of the Company, entered into an amended and restated employment agreement with Mr. Christoph Mainusch, co-Chief Executive Officer of the Company (the “CM Amended and Restated Contract”), which amends and restates his original contract of employment dated November 11, 2013 (as amended) (filed with the SEC on November 15, 2013 as Exhibit 10.2 to the Company’s Current Report in Form 8-K). The CM Amended and Restated Contract modifies Mr. Mainusch’s severance entitlement and the treatment of his equity incentive awards on involuntary termination, including termination by the Company without cause and by Mr. Mainusch for good reason.
The above descriptions of the MDN Amended and Restated Contract and the CM Amended and Restated Contract are incomplete and qualified in their entirety by reference to the complete text of such agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number
10.1	Amended and Restated Contract of Employment between CME Media Services Limited and Michael Del Nin, dated July 1, 2016.
10.2	Amended and Restated Contract of Employment between CME Media Services Limited and Christoph Mainusch, dated July 1, 2016.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date: July 1, 2016	_ /s/ David Sturgeon___________________
David Sturgeon Chief Financial Officer